UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ViewPoint Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	27-0950358
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1309 W. 15th Street, Plano, Texas	75075
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NASDAQ Stock Market
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates:  333-165509

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

              For a description of the Registrant's securities, reference is made to “Description of Capital Stock of New ViewPoint Financial Group Following the Conversion,” “Our Policy Regarding Dividends,” and “Market for the Common Stock” in the prospectus (“Prospectus”) included in the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File Number 333-165509), which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of New ViewPoint Financial Group” in the Registrant’s Prospectus.

Item 2.	Exhibits.

1.	Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-165509) filed with the SEC on May 5, 2010, is hereby incorporated by reference.
2.
Articles of Incorporation for ViewPoint Financial Group, Inc., filed as Exhibit 3.1 to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-165509) filed with the SEC on April 28, 2010, is hereby incorporated by reference.

3.
Bylaws of ViewPoint Financial Group, Inc., filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-165509) filed with the SEC on March 16, 2010, is hereby incorporated by reference.

4.	Specimen Stock Certificate, filed as Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-165509) filed with the SEC on March 16, 2010, is hereby incorporated by reference.

SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VIEWPOINT FINANCIAL GROUP, INC.

Date: May 6, 2010	By:	/s/ Garold R. Base
Garold R. Base, President and
Chief Executive Officer